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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 22, 2002 relating to the consolidated financial statements, which appears in DT Industries, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the incorporation by reference of our report dated August 22, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
November 1, 2002